Exhibit 5




                                 August 11, 2005



Sprint Corporation
P.O. Box 7997
Shawnee Mission, Kansas  66207-0997

Re:  105,435,529  shares of FON  Common  Stock,  Series 1 (par  value  $2.00 per
     share),   and  the  related  Rights,   issuable   pursuant  to  the  Nextel
     Communications, Inc. Amended and Restated Incentive Equity Plan.



Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 105,435,529 shares of your FON Common Stock. Series 1 and the related Rights (collectively, the "FON Shares") referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your Board of Directors in connection with the approval of the merger agreement among Sprint, a subsidiary of Sprint, and Nextel Communications, Inc. and the approval and adoption of the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan (the "Plan"), the authorization of the FON Shares, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     For purposes of the opinion set forth in clause 2(ii) below, I have assumed that the FON Shares that may be issued under the Plan will continue to be duly authorized on the dates of such issuances.

     The opinions expressed herein are limited in all respects to the corporate law of the State of Kansas, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. These opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, I am of the opinion that:



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Sprint Corporation
August 11, 2005
Page 2




     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The FON Shares have been duly and validly authorized, and when (i) the Registration Statement has become effective under the Act and (ii) the FON Shares are issued in the manner permitted by the Plan, such FON Shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,

                                        /s/ Michael T. Hyde

                                        Michael T. Hyde